Contact:
Brian Campbell, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports Fourth Quarter and Fiscal Year 2019 Results
June 11, 2019 - Hoboken, NJ – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global research and education company, today announced results for the fourth quarter and fiscal year ended April 30, 2019.

FOURTH QUARTER 2019 HIGHLIGHTS
•	GAAP results: Revenue of $491 million (+3%), Operating Income of $80 million (+10%), and EPS of $1.10 (+19%)
•	Adjusted results excluding FX: Revenue +7%, Operating Income +14%, and EPS +19%
•	Adjusted results excluding FX and impact from Learning House acquisition: Revenue +3%, Operating Income +17%, and EPS +26%
•	Acquisition of Knewton on May 31 boosts competitive position in adaptive learning and affordable content

FISCAL YEAR 2019 HIGHLIGHTS
•	GAAP results: Revenue of $1.8 billion (+0.2%), Operating Income of $224 million (-3%), and EPS of $2.91 (-12%)
•	Adjusted results excluding FX: Revenue +2%, Operating Income -9%, and EPS -8%
•	Adjusted results excluding FX and impact from Learning House acquisition: Revenue +0.4%, Operating Income -6%, and EPS -4%
•	Acquisition of Learning House strengthens Wiley’s leadership position in the rapidly-growing education services market for universities and corporations
•	The Company’s transformation to digital continues with digital products and tech-enabled services now accounting for 75% of total revenue

MANAGEMENT COMMENTARY
“We are pleased with the momentum that we’re seeing across the Company,” said Brian Napack, President and CEO.  “We achieved our targets for revenue and earnings and are seeing good growth in strategic areas such as Research Open Access publishing, Education Services, Test Preparation and Certification, and corporate training.  We also made two important acquisitions in education and began to see returns from our multi-year business optimization program.  We are executing well and are energized by the results we are seeing from our strategic investments in the important markets we serve – research and education.”

FINANCIAL SUMMARY
Wiley provides non-GAAP financial measures such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted CTP,” “Free Cash Flow less Product Development Spending,” and results on a constant currency (“CC”) basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and other items, provide supplementary information to support analyzing operating results and earnings.  See the reconciliations of non-GAAP financials and explanations of the uses of non-GAAP measures in the supplementary information accompanying this press release.

Fourth Quarter Results

GAAP Measures Unaudited ($millions except for EPS)	Q4 2019	Q4 2018	Change
Revenue	$491.2	$477.3	3%
Operating Income	$80.0	$72.7	10%
Diluted EPS	$1.10	$0.93	19%
Non-GAAP Measures	Q4 2019	Q4 2018		Change CC	Change CC/ex-acquisitions
Revenue	$491.2	$477.3		7%	3%
Adjusted Operating Income	$79.6	$74.7		14%	17%
Adjusted EPS	$1.05	$0.94		19%	26%

The above includes the fourth quarter impact of the Learning House acquisition: +$18 million in revenue, -$2.8 million in operating income, and - $0.06 in EPS.  Wiley recorded unfavorable foreign currency variances in the quarter of approximately $17 million in revenue, $5 million in operating income, and $0.07 in EPS.

•
Revenue reflected growth in Research (0% reported, 4% CC) and Solutions (30% reported, 32% CC), partially offset by a decline in Publishing (-3% reported, -1% CC).  Excluding Learning House, total revenue rose 3% on a constant currency basis.

o	Research (flat reported, +4% CC) was driven by Journal Subscriptions (0% reported, +5% CC) and Open Access (+13% reported, +19% CC).
o
Publishing (-3% reported, -1% CC) saw strong growth in Test Preparation and Certification (+35% reported, +37% CC) offset by declines in Education Publishing (-15% reported, -12% CC) and STM and Professional Publishing (-5% reported, -2% CC).  Course Workflow/WileyPLUS rose 4%, or 5% at constant currency.

o
Solutions grew 30% on reported basis, or 32% at constant currency (excluding Learning House, Solutions rose 3%, or 5% CC).  Growth in Education Services and Professional Assessment offset declines in Corporate Learning.

•	GAAP Operating Income and Adjusted Operating Income growth mainly reflected increased revenues, and lower operating and administrative expenses.
o	Research CTP was essentially flat on a reported basis but grew 6% on an adjusted basis at constant currency, reflecting higher revenue at constant currency.
o	Publishing CTP rose 17% on a reported basis and 23% adjusted at constant currency mainly due to lower employment costs.
o
Solutions CTP declined 22% or 25% adjusted at constant currency due to the impact of the Learning House acquisition (-$3 million in non-cash amortization expense) and increased marketing costs to drive future enrollment growth.

o	Corporate Expenses declined 11%, or 5% adjusted at constant currency, primarily due to lower employment costs.
•	GAAP EPS and Adjusted EPS reflected higher operating income.

Full Year Results

GAAP Measures Unaudited ($millions except for EPS)	FY 2019	FY 2018	Change
Revenue	$1,800.1	$1,796.1	0%
Operating Income	$224.0	$231.5	(3%)
Diluted EPS	$2.91	$3.32	(12%)
Cash Provided by Operating Activities	$250.8	$382.3	(34%)
Non-GAAP Measures	FY 2019	FY 2018		Change CC	Change CC/ex-acquisitions
Revenue	$1,800.1	$1,796.1		2%	0%
Adjusted Operating Income	$227.1	$263.6		(9%)	(6%)
Adjusted EPS	$2.96	$3.43		(8%)	(4%)
Free Cash Flow less Product Development Spending	$149.2	$231.6	(36%)

The above includes the half year impact of the Learning House acquisition: +$32 million in revenue, -$8 million in operating income, and -$0.15 in EPS.  Wiley recorded unfavorable foreign currency variances in the year of approximately $35 million in revenue, $13 million in operating income, and $0.18 in EPS.

•	Revenue reflected growth in Research (0% reported, +3% CC) and Solutions (+18% reported, +19% CC) offset by a decline in Publishing (-7% reported, -6% CC).
o
Research segment results were driven by growth in Open Access (+30% reported, +33% CC) and Atypon (+9% reported and CC).  Journal Subscriptions declined 2% on a reported basis but were flat at constant currency.

o
Publishing segment performance primarily reflected declines in STM and Professional Publishing (-8% reported, -6% CC) and Education Publishing (-16% reported, -14% CC).  Education Publishing now represents less than 9% of total Wiley revenue.  These book revenue declines were partially offset by strong growth in Test Preparation and Certification (+14% reported, +15% CC) and higher revenue in WileyPLUS due largely to timing of revenue recognition changes (+7%).

o
Solutions segment growth included higher revenue in all three businesses: Education Services (+32%, or +6% excluding Learning House), Corporate Learning (+2% reported, +6% CC), and Professional Assessment (+8%).

•	GAAP Operating Income and Adjusted Operating Income decline mainly reflected revenue performance.
o
Research CTP declined 5% on a reported basis and 1% on an adjusted basis at constant currency.  Performance reflected higher society publishing royalties and investments in editorial resources to support increased journal publishing, as well as higher investment in sales and marketing resources.

o	Publishing CTP declined 2% on a reported basis and 8% adjusted at constant currency, reflecting revenue performance.
o
Solutions CTP declined 32% on a reported basis and 39% adjusted at constant currency due to dilution from the Learning House acquisition (-$8 million, including $5 million of acquired intangibles amortization) and investment to drive future enrollment growth in Education Services.

o	Corporate Expenses decreased 8% on a reported basis due to lower restructuring charges and decreased 1% on an adjusted basis at constant currency.
•
GAAP EPS largely reflected lower reported operating income in the current year and the initial benefit in the prior year from the US Tax Cuts and Jobs Act, partially offset by lower restructuring charges and foreign exchange losses in the year.  Adjusted EPS declined primarily due to lower adjusted operating income.

•
Net Cash Provided by Operating Activities declined by $131 million primarily due to lower earnings, including Learning House (-$24 million), timing-related changes in working capital performance, including unfavorable cash collections (-$57 million) and payables (-$26 million). Also contributing to lower cash provided by operations was, Learning House one-time closing costs (-$10 million), a tax-advantaged contribution to the US pension plan (-$10 million) and other working capital changes of (-$4 million).  Approximately $35 million of cash collections for 2019 journal subscriptions collections was delayed into fiscal 2020.

•
Free Cash Flow less Product Development Spending performance declined due to lower cash provided by operating activities, which was partially offset by reduced capital expenditures.  Capital investment, which includes Technology, Property, and Equipment, and Product Development Spending, declined $49 million to $102 million due to the completion of Wiley’s headquarters transformation, the May 2018 implementation of our ERP order-to-cash release for journal subscriptions and reporting changes related to the adoption of ASC 606.

•
Financing Activities:   On May 30, 2019, Wiley entered into a credit agreement that amended and restated the existing agreement. The credit agreement provides for senior unsecured credit facilities comprised of a (i) five-year revolving credit facility in an aggregate principal amount up to $1.25 billion, and (ii) a five-year term loan A facility consisting of $250 million.

•
Shareholder Return: In fiscal 2019, Wiley raised its annual dividend for the 25th consecutive year to $0.33 per quarter (+3%).  For the year, the Company utilized approximately $76 million of cash for dividends and $60 million for share repurchases with an average per share cost of $50.35, including $25 million for share repurchases in the fourth quarter at an average per share cost of $44.83

FISCAL YEAR 2020 OUTLOOK
Going forward, Wiley will be aligning its reporting with its strategic focus areas – (1) Research Publishing and Platforms, which is identical to the current “Research” business; (2) Education and Professional Publishing, which consists of the current “Publishing” segment plus Corporate Learning and Professional Assessment sub-segments; and (3) Education Services, which is identical to our current “Education Services” sub-segment and consists of online program management (OPM) and other rapidly-growing services businesses.

Item	FY19 Actual	FY20 Outlook	FY22 Target
Revenue	$1.80B	$1.84B-$1.87B	~$2.0B
Research Publishing & Platforms	$937M	$950-$960M	~$990M
Education & Professional Publishing	$705M	$690-$700M	~$720M
Education Services	$158M	$200-$210M	~$290M
Adjusted EBITDA	$388M	$360-$375M	~$440M
Adjusted EPS	$2.96	$2.45-$2.55	~$3.50
Free Cash Flow	$149M	$210-$230M	~$250M

•	FY20 Adjusted EPS is expected to decline primarily due to non-cash amortization expense related to acquisitions and increased investment to grow and optimize Research and Education Services
•	Forward-looking metrics include impact from Learning House and Knewton acquisitions
•	FY20 numbers exclude Q1 2020 restructuring charge of approximately $15-20M
•	FY20 Outlook and FY22 Target reflect FY19 average exchange rates
EARNINGS CONFERENCE CALL
•
Scheduled for today, June 11 at 10:00 a.m. (ET).  Access the webcast at wiley.com>Investor Relations> Events and Presentations, or https://www.wiley.com/en-us/investors.  U.S. and Canada callers, please dial 888-254-3590 and enter the participant code 3028324#.  International callers, please dial +1 856-344-9316 and enter the participant code 3028324#.

ABOUT WILEY
Wiley drives the world forward with research and education. Our scientific, technical, medical, and scholarly journals and our digital learning, certification, and student-lifecycle services and solutions help students, researchers, universities, corporations to achieve their goals in an ever-changing world. For more than 200 years, we have delivered consistent performance to all of our stakeholders. The Company's website can be accessed at www.wiley.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's Fiscal Year 2020 Outlook, Fiscal Year 2022 Target, operations, performance, financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)(3)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2019	2018 (4)(5)	2019	2018 (4)(5)
Revenue, net	$491,179	$477,253	$1,800,069	$1,796,103
Costs and expenses:
Cost of sales (5)	150,528	136,579	554,722	531,024
Operating and administrative expenses (4)(5)	246,234	253,665	963,582	956,822
Restructuring and related (credits) charges	(444)	2,035	3,118	28,566
Amortization of intangibles	14,833	12,265	54,658	48,230
Total Costs and Expenses	411,151	404,544	1,576,080	1,564,642

Operating Income	80,028	72,709	223,989	231,461
As a % of revenue	16.3%	15.2%	12.4%	12.9%

Interest expense	(4,371)	(3,251)	(16,121)	(13,274)
Foreign exchange transaction losses	(1,708)	(1,235)	(6,016)	(12,819)
Interest and other income (4)	3,383	1,869	11,100	8,563
Income Before Taxes	77,332	70,092	212,952	213,931

Provision for income taxes	14,090	16,032	44,689	21,745
Effective tax rate	18.2%	22.9%	21.0%	10.2%
Net Income	$63,242	$54,060	$168,263	$192,186
As a % of revenue	12.9%	11.3%	9.3%	10.7%

Weighted-Average Shares - Diluted	57,341	58,090	57,840	57,888

Earnings per share - Diluted	$1.10	$0.93	$2.91	$3.32

(1)  The supplementary information included in this press release for the three months and year ended April 30, 2019 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission. We completed the acquisition of The Learning House on November 1, 2018 and, as a result, we have included the results of Learning House in our consolidated financial results for fiscal year 2019 as of that date. Learning House's revenue and operating (loss) included in our Solutions segment results for the three months ended April 30, 2019 was $18.1 million and $(2.8) million, respectively. Learning House's revenue and operating (loss) included in our Solutions segment results for the year ended April 30, 2019 was $31.5 million and $(8.0) million, respectively.

(2) All amounts are approximate due to rounding.
(3)  On May 1, 2018, we adopted the U.S. accounting standard regarding revenue recognition ("Topic 606," or "ASC 606"). The adoption of Topic 606 did not have a material impact to our consolidated results of operations. Refer to our upcoming Annual Report on Form 10-K for further details.

(4)  Due to the retrospective adoption of ASU 2017-07, total net benefits of $2.1 million and $8.1 million related to defined benefit and other post-employment benefit plans were reclassified from operating and administrative expenses to interest and other income for the three months and year ended April 30, 2018, respectively. Total net benefits were $2.1 million and $8.8 million for the three months and year ended April 30, 2019, respectively.

(5)  In connection with the acquisition of The Learning House on November 1, 2018, we changed our accounting policy for certain advertising and marketing costs related to the Education Services business. Under the new accounting policy, these costs are included in cost of sales whereas they were previously included in operating and administrative expenses on the Condensed Consolidated Statements of Income. The amount reclassified for the three months and year ended April 30, 2018 was $11.1 million and $45.8 million, respectively. This reclassification had no impact on revenue, net, operating income, net income, or earnings per share.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP EPS to NON-GAAP ADJUSTED EPS - DILUTED
(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2019	2018	2019	2018
GAAP Earnings Per Share - Diluted	$1.10	$0.93	$2.91	$3.32
Adjustments:
Restructuring and related charges (A)	-	0.02	0.04	0.39
Foreign exchange (gains) losses on intercompany transactions (B)	-	(0.01)	0.06	0.15
Impact of Tax Cuts and Jobs Act (C)	-	-	-	(0.43)
Impact of reduction in certain U.S. state tax rates in 2019 (D)	(0.05)	-	(0.05)	-
Non-GAAP Adjusted Earnings Per Share - Diluted	$1.05	$0.94	$2.96	$3.43

Notes:
(A)  Adjusted results exclude restructuring and related (credits) charges associated with our Restructuring and Reinvestment Program. For the three months ended April 30, 2019 and 2018, there were credits of $0.4 million, or no impact per share and charges of $2.0 million or $0.02 per share, respectively. For the year ended April 30, 2019 and 2018, there were charges of $3.1 million or $0.04 per share, and charges of $28.6 million or $0.39 per share, respectively.

(B)  Adjusted results exclude foreign exchange (gains) and losses associated with intercompany transactions. For the three months ended April 30, 2019 and 2018, there were losses of $0.2 million or no impact per share and gains of $0.9 million or $(0.01) per share, respectively. For the year ended April 30, 2019 and 2018, there were losses of $4.2 million or $0.06 per share, and losses of $10.7 million or $0.15 per share, respectively.

(C)  In connection with the Tax Cuts and Jobs Act enacted on December 22, 2017, for the three months ended April 30, 2018, we recorded an income tax provision of $0.1 million, or no impact per share. We did not record an income tax provision for the three months ended April 30, 2019. For the year ended April 30, 2019 and 2018, we recorded an income tax provision of $0.2 million, or no impact per share, and an income tax provision of $25.1 million, or $(0.43) per share, respectively.

(D)  In connection with the reduction in certain U.S. state tax apportionment factors in 2019, for the three months and year ended April 30, 2019, we recorded an income tax benefit of $2.9 million, or $(0.05) per share.

(1)  See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2019 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP NET INCOME to NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

Year Ended
April 30,
2019
Net Income	$168,263
Interest expense	16,121
Provision for income taxes	44,689
Depreciation and amortization	161,155
Non-GAAP EBITDA	390,228
Restructuring and related (credits) charges	3,118
Foreign exchange transaction losses	6,016
Interest and other income	(11,100)
Non-GAAP Adjusted EBITDA	$388,262

Notes:
(1)  See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2019 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

	Three Months Ended April 30,		% Change
	2019	2018 (2)	Reported	Constant Currency
Research:
Revenue, net
Journal Subscriptions	$179,055	$178,910	0%	5%
Open Access	15,754	13,939	13%	19%
Licensing, Reprints, Backfiles, and Other	53,578	57,212	-6%	-2%
Total Journal Revenue	248,387	250,061	-1%	4%
Publishing Technology Services (Atypon)	8,936	8,348	7%	7%
Total Revenue, net	$257,323	$258,409	0%	4%

Contribution to Profit (2)	$82,310	$82,465	0%	6%
Adjustments:
Restructuring (credits) charges	(120)	119
Non-GAAP Adjusted Contribution to Profit	$82,190	$82,584	0%	6%

Publishing:
Revenue, net
STM and Professional Publishing	$68,154	$71,480	-5%	-2%
Education Publishing	29,843	35,285	-15%	-12%
Courseware (WileyPLUS)	21,343	20,549	4%	5%
Test Preparation and Certification	11,263	8,367	35%	37%
Licensing, Distribution, Advertising and Other	15,534	15,460	0%	3%
Total Revenue, net	$146,137	$151,141	-3%	-1%

Contribution to Profit (2)	$32,020	$27,361	17%	21%
Adjustments:
Restructuring credits	(85)	(490)
Non-GAAP Adjusted Contribution to Profit	$31,935	$26,871	19%	23%

Solutions:
Revenue, net
Education Services	$52,305	$30,815	70%	70%
Professional Assessment	18,222	17,158	6%	6%
Corporate Learning	17,192	19,730	-13%	-5%
Total Revenue, net	$87,719	$67,703	30%	32%

Contribution to Profit	$8,121	$10,355	-22%	-23%
Adjustments:
Restructuring (credits) charges	(36)	248
Non-GAAP Adjusted Contribution to Profit	$8,085	$10,603	-24%	-25%

Corporate Expenses (2):	$(42,423)	$(47,472)	-11%	-9%
Adjustments:
Restructuring (credits) charges	(203)	2,158
Non-GAAP Adjusted Corporate Expenses	$(42,626)	$(45,314)	-6%	-5%

Total Consolidated Revenue, net	$491,179	$477,253	3%	7%

Consolidated Operating Income (2)	$80,028	$72,709	10%	17%
Adjustments:
Restructuring (credits) charges	(444)	2,035
Non-GAAP Adjusted Operating Income	$79,584	$74,744	6%	14%
As a % of revenue	16.2%	15.7%

(1)  The supplementary information included in this press release for the three months ended April 30, 2019 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2)  Due to the retrospective adoption of ASU 2017-07, total net benefits of $2.1 million related to defined benefit and other post-employment benefit plans were reclassified from operating and administrative expenses to interest and other income for the three months ended April 30, 2018. The impact of the reclassification on contribution to profit by segment for the three months ended April 30, 2018 was $1.1 million in Research, $0.6 million in Publishing, and $0.4 million in Corporate Expenses.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

	Year Ended April 30,		% Change
	2019	2018 (2)	Reported	Constant Currency
Research:
Revenue, net
Journal Subscriptions	$661,055	$677,685	-2%	0%
Open Access	54,671	41,997	30%	33%
Licensing, Reprints, Backfiles, and Other	185,619	181,806	2%	4%
Total Journal Revenue	901,345	901,488	0%	3%
Publishing Technology Services (Atypon)	35,968	32,907	9%	9%
Total Revenue, net	$937,313	$934,395	0%	3%

Contribution to Profit (2)	$258,875	$271,326	-5%	0%
Adjustments:
Restructuring charges	1,131	5,257
Non-GAAP Adjusted Contribution to Profit	$260,006	$276,583	-6%	-1%

Publishing:
Revenue, net
STM and Professional Publishing	$265,719	$287,315	-8%	-6%
Education Publishing	157,579	187,178	-16%	-14%
Courseware (WileyPLUS)	63,485	59,475	7%	7%
Test Preparation and Certification	40,606	35,534	14%	15%
Licensing, Distribution, Advertising and Other	46,803	48,146	-3%	-1%
Total Revenue, net	$574,192	$617,648	-7%	-6%

Contribution to Profit (2)	$118,901	$121,639	-2%	-1%
Adjustments:
Restructuring charges	650	6,443
Publishing brand impairment charge	-	3,600
Non-GAAP Adjusted Contribution to Profit	$119,551	$131,682	-9%	-8%

Solutions:
Revenue, net
Education Services	$157,549	$119,131	32%	32%
Professional Assessment	65,889	61,094	8%	8%
Corporate Learning	65,126	63,835	2%	6%
Total Revenue, net	$288,564	$244,060	18%	19%

Contribution to Profit	$14,967	$22,099	-32%	-33%
Adjustments:
Restructuring charges	878	3,695
Non-GAAP Adjusted Contribution to Profit	$15,845	$25,794	-39%	-39%

Corporate Expenses (2):	$(168,754)	$(183,603)	-8%	-7%
Adjustments:
Restructuring charges	459	13,171
Non-GAAP Adjusted Corporate Expenses	$(168,295)	$(170,432)	-1%	-1%

Total Consolidated Revenue, net	$1,800,069	$1,796,103	0%	2%

Consolidated Operating Income (2)	$223,989	$231,461	-3%	2%
Adjustments:
Restructuring charges	3,118	28,566
Publishing brand impairment charge	-	3,600
Non-GAAP Adjusted Operating Income	$227,107	$263,627	-14%	-9%
As a % of revenue	12.6%	14.7%

(1)  The supplementary information included in this press release for the year ended April 30, 2019 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2)  Due to the retrospective adoption of ASU 2017-07, total net benefits of $8.1 million related to defined benefit and other post-employment benefit plans were reclassified from operating and administrative expenses to interest and other income. The impact of the reclassification on contribution to profit by segment for the year ended April 30, 2018 was $4.2 million in Research, $2.3 million in Publishing, and $1.6 million in Corporate Expenses.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	April 30,	April 30,
	2019	2018
Assets:
Current Assets
Cash and cash equivalents	$92,890	$169,773
Accounts receivable, net (2)	294,867	212,377
Inventories, net	35,582	39,489
Prepaid expenses and other current assets	67,441	58,332
Total Current Assets	490,780	479,971
Product Development Assets	62,470	78,814
Royalty Advances, net	36,185	37,058
Technology, Property and Equipment, net	289,021	289,934
Intangible Assets, net	865,572	848,071
Goodwill	1,095,666	1,019,801
Other Non-Current Assets	97,308	85,802
Total Assets	$2,937,002	$2,839,451

Liabilities and Shareholders' Equity:
Current Liabilities
Accounts payable	$90,980	$90,097
Accrued royalties	78,062	73,007
Contract liability (Deferred revenue) (2)	507,365	486,353
Accrued employment costs	97,230	116,179
Accrued income taxes	21,025	13,927
Other accrued liabilities	75,900	94,748
Total Current Liabilities	870,562	874,311
Long-Term Debt	478,790	360,000
Accrued Pension Liability	166,331	190,301
Deferred Income Tax Liabilities	143,775	143,518
Other Long-Term Liabilities	96,197	80,764
Total Liabilities	1,755,655	1,648,894
Shareholders' Equity	1,181,347	1,190,557
Total Liabilities and Shareholders' Equity	$2,937,002	$2,839,451

(1)  The supplementary information included in this press release for April 30, 2019 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2)  On May 1, 2018, we adopted Topic 606. The impact to the Condensed Consolidated Statements of Financial Position was not material by line item, except for the reclassification of the sales return reserve provision, which increased accounts receivable, net and contract liability (deferred revenue) by $28.3 million. As of April 30, 2019, the amount of the sales return provision included in contract liability was $25.9 million. Refer to our upcoming Annual Report on Form 10-K for the annual period ended April 30, 2019 for further details of our adoption of Topic 606.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Year Ended
	April 30,
	2019	2018 (2)
Operating Activities:
Net income	$168,263	$192,186
Amortization of intangibles	54,658	48,230
Amortization of product development assets	37,079	41,432
Depreciation of technology, property, and equipment	69,418	64,327
Other non-cash charges and credits	19,939	26,883
Net change in operating assets and liabilities	(98,526)	9,264
Net Cash Provided by Operating Activities	250,831	382,322

Investing Activities:
Additions to technology, property, and equipment	(77,167)	(114,225)
Product development spending	(24,426)	(36,503)
Business acquired in purchase transaction, net of cash acquired	(190,415)	-
Acquisitions of publication rights and other	(9,494)	(26,683)
Net Cash Used in Investing Activities	(301,502)	(177,411)

Financing Activities:
Net debt borrowings (repayments)	120,074	(8,611)
Cash dividends	(75,752)	(73,542)
Purchase of treasury shares	(59,994)	(39,688)
Other	(1,923)	25,010
Net Cash Used In Financing Activities	(17,595)	(96,831)

Effects of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(8,443)	3,661

Change in Cash, Cash Equivalents and Restricted Cash for Period	(76,709)	111,741

Cash, Cash Equivalents and Restricted Cash - Beginning	170,257	58,516
Cash, Cash Equivalents and Restricted Cash - Ending	$93,548	$170,257

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

	Year Ended
	April 30,
	2019	2018 (2)
Net Cash Provided By Operating Activities	$250,831	$382,322
Less: Additions to technology, property, and equipment	(77,167)	(114,225)
Less: Product development spending (3)	(24,426)	(36,503)
Free Cash Flow less Product Development Spending	$149,238	$231,594

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1)  The supplementary information included in this press release for the year ended April 30, 2019 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2)  Due to the retrospective adoption of ASU 2016-18, we are now required to include restricted cash as part of the change in cash, cash equivalents and restricted cash. As a result, amounts which were previously classified as cash flows from operating activities have been reclassified as they are recognized in the total change in cash, cash equivalents and restricted cash. Restricted cash was $0.7 million as of April 30, 2019 and $0.5 million as of April 30, 2018 and is included in prepaid expenses and other current assets.

(3) Due to the adoption of Topic 606, certain costs to fulfill contracts, which were previously included in product development spending are now included in net cash provided by operating activities.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management presents the following non-GAAP performance measures:
• Adjusted Earnings Per Share (“Adjusted EPS”);
• Free Cash Flow less product development spending;
• Adjusted Revenue;
• Adjusted Operating Income and margin;
• Adjusted Contribution to Profit ("CTP") and margin;
• EBITDA and Adjusted EBITDA; and
• Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and to evaluate and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial results under US GAAP.

The Company presents these non-GAAP performance measures in addition to GAAP financial results because it believes that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons across accounting periods. The use of these non-GAAP performance measures provides a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose. For example:

•   Adjusted EPS, Adjusted Revenue, Adjusted Operating Profit, Adjusted Contribution to Profit, Adjusted EBITDA provide a comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

•    Free Cash Flow less product development spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common dividends and fund share repurchases and new acquisitions.

•    Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance before the impact of foreign currency (or at “constant currency”), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.